As filed with the Securities and Exchange Commission on November 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

PROKIDNEY CORP.

(Exact name of registrant as specified in its charter)

_________________

Cayman Islands	98-1586514
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2000 Frontis Plaza Blvd.

Suite 250

Winston-Salem, NC 27103

(336) 999-7029

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Bruce Culleton

Chief Executive Officer

ProKidney Corp.

2000 Frontis Plaza Blvd., Suite 250

Winston-Salem, NC 27103

(336) 999-7028

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Richard D. Truesdell, Jr

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

_________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2023

PROSPECTUS

ProKidney Corp.

$500,000,000

CLASS A ORDINARY SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $500,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer Class A ordinary shares or preference shares upon conversion of or exchange for the debt securities; Class A ordinary shares upon conversion of or exchange for preference shares; or Class A ordinary shares, preference shares or debt securities upon the exercise of warrants or rights; or any combination of these securities.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “PROK.” On November 21, 2023, the last reported sale price of our Class A ordinary shares was $1.86 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer our Class A ordinary shares and preference shares, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “ProKidney,” “PROK,” “the Company,” “we,” “us,” “our” and similar terms refer to ProKidney Corp. and our subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About ProKidney Corp.

We are a clinical-stage biotechnology company with a transformative proprietary cell therapy platform capable of treating multiple chronic kidney diseases using a patient’s own cells isolated from the patient intended for treatment. Our approach seeks to redefine the treatment of chronic kidney disease (“CKD”), shifting the emphasis away from management of kidney failure to the preservation of kidney function. Our lead product candidate, REACT, is a product that includes selected renal cells (“SRCs”) prepared from a patient’s own, autologous, renal cells. REACT is injected into the patient’s own kidneys using a minimally invasive outpatient procedure that can be repeated if necessary.

We are currently conducting a Phase 3 development program and multiple Phase 2 clinical trials for REACT in subjects with moderate to severe diabetic kidney disease. We have recently reported interim results of one of these Phase 2 studies. In this study of 83 participants with CKD caused by Type 2 diabetes, REACT showed the potential to preserve kidney function for up to 30 months. We also recently completed a Phase 1 clinical trial for REACT in subjects with congenital anomalies of the kidney and urinary tract. REACT has been generally well tolerated by subjects in Phase 1 and 2 clinical testing with a safety profile similar to that of kidney biopsy, a standard medical procedure used to diagnose, monitor or treat problems related to the kidney. REACT has received Regenerative Medicine Advanced Therapy designation from the United States Food and Drug Administration.

Since our inception, we have devoted substantially all of our resources to raising capital, organizing and staffing our company, business and scientific planning, conducting discovery and research activities, establishing and protecting our intellectual property portfolio, preparing and conducting clinical trials, establishing arrangements with third parties for the manufacture of component materials, and providing general and administrative support for these operations. We do not have any product candidates approved for sale and have not generated any revenue from product sales.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 27 of this prospectus.

Our Corporate Information

Prior to July 11, 2022, we were a blank check company incorporated with limited liability under the laws of the Cayman Islands and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We entered into a business combination agreement, dated as of January 18, 2022 with ProKidney LP (“PKLP”) (the “Business Combination”). As a result of the closing (the “Closing”) of the Business Combination, our name was changed from Social Capital Suvretta Holdings Corp. III to ProKidney Corp. We are organized in an umbrella partnership-C corporation structure, and the Company’s direct assets consist of common units in the combined company (“Post-Combination ProKidney Common Units”) and all of the issued and outstanding equity interests of ProKidney Corp. GP Limited, which became the general partner of PKLP upon the Closing. Substantially all of the operating assets and business of the Company are held or conducted indirectly through PKLP.

Our corporate headquarters are located at 2000 Frontis Plaza Boulevard, Suite 250, Winston-Salem, North Carolina 27103 and our telephone number is (336) 999-7029. We maintain a website at www.prokidney.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Offerings Under This Prospectus

Under this prospectus, we may offer our Class A ordinary shares and preference shares, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $500,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully read and consider the risks and uncertainties and all of the other information, documents or reports included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the SEC and incorporated by reference in this prospectus, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, which are incorporated herein by reference (as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act), as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the risks set forth in such “Risk Factors” disclosures actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our securities offered by this prospectus could decline, and you may lose all or part of your investment. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business. See “Where You Can Find More Information” included elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this prospectus and the information incorporated by reference herein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, potential results of our drug development efforts or trials, the effects of competition and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “seeks,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements may include, among other things, statements about:

•	our ability to maintain the listing of our Class A ordinary shares on the Nasdaq Capital Market (“Nasdaq”);

•	our ability to manage our growth effectively;

•	the success, cost and timing of our product development activities;

•	the potential attributes and benefits of our product candidates, and if approved, our products;

•	our ability to manufacture REACT, our lead product candidate;

•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;

•	our ability to identify, in-license or acquire additional technology;

•	our ability to maintain our existing license, manufacturing and supply agreements;

•	our reliance on third parties to conduct, supervise and monitor a certain portion of our research and nonclinical testing and clinical trials for REACT;

•	our ability to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney disease, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products, and the ability of each to serve those markets, either alone or in partnership with others;

•	changes in applicable laws or regulations;

•	our estimates regarding expenses, revenue, capital requirements and needs for additional financing;

•	our ability to raise financing in the future;

•	our financial performance;

•	our intellectual property rights;

•	security breaches with respect to computer systems;

•	economic downturns and political and market conditions beyond our control;

•	the anticipated use of proceeds from this offering, if any; and

•	other factors details under the section titled “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and the information incorporated by reference herein, particularly in the “Risk Factors” sections of this prospectus and of our Annual Report on Form

10-K for the year ended December 31, 2022, which is incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus, if any, for clinical trial costs and other research and development expenses, continued investment in our drug development platform, for our pre-commercial and commercial activities, including our commercial manufacturing facility, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, or interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any public offering price, dealer purchase price, discount, or commission may be changed from time to time.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

Our Class A ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our Class A ordinary shares but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us and our respective subsidiaries, in the ordinary course of their business.

DESCRIPTION OF SHARES

The following is a brief description of the material provisions of our shares. Our Class A ordinary shares are the only class of our securities registered pursuant to Section 12 of the Exchange Act. The following description of our shares does not purport to be complete and is subject to and qualified in its entirety by our Second Amended and Restated Memorandum and Articles of Association (our “Charter”) and the applicable provisions of the Companies Act of the Cayman Islands, as amended (the “Companies Act”). We encourage you to read our Charter and the applicable provisions of the Companies Act for more information.

Authorized and Outstanding Shares

Our Charter authorizes the issuance of up to 1,005,000,000 shares, consisting of:

•	500,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”);

•	500,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”); and

•	5,000,000 preference shares, par value $0.0001 per share (“preference shares”).

As of November 14, 2023, we had 67,136,714 Class A ordinary shares and 168,297,916 Class B ordinary shares outstanding and approximately 42 holders of Class A ordinary shares and 3 holders of Class B ordinary shares of record.

Class A Ordinary Shares

Voting Rights

Each holder of Class A ordinary shares is entitled to one vote for each Class A ordinary share held of record by such holder on all matters on which shareholders generally are entitled to vote. The holders of the Class A ordinary shares do not have cumulative voting rights in the appointment of directors. Generally, all matters to be voted on by shareholders must be approved by a resolution passed by the holders of not less than a simple majority of ordinary shares entitled to vote in person or represented by proxy, with Class A shareholders and Class B shareholders voting together as a single class. Notwithstanding the foregoing, the holders of the outstanding Class A ordinary shares are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such Class A ordinary shares in a manner that has an adverse effect upon such rights.

Dividend Rights

Subject to preferences that may be applicable to any outstanding preference shares, the holders of Class A ordinary shares are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors (“Board”) out of funds legally available therefor. All dividends are subject to certain restrictions under Cayman Islands law, namely that we may only pay dividends out of profits or share premium account, and provided always that, in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Class A ordinary shares are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preference shares or any class or series of shares having a preference over our Class A ordinary shares, then outstanding, if any.

Preemptive or Other Rights

The holders of our Class A ordinary shares have no preemptive or conversion rights or other subscription rights (other than in connection with certain issuances of common units under the second amended and restated limited partnership agreement of ProKidney LP (the “Second Amended and Restated ProKidney Limited Partnership Agreement”)). There are no redemption or sinking fund provisions applicable to our Class A ordinary shares. The rights, preferences and privileges of holders of our Class A ordinary shares will be subject to those of the holders of any preference shares we may issue in the future.

Class B Ordinary Shares

Voting Rights

Each holder of our Class B ordinary shares is entitled to one vote for each Class B ordinary share held of record by such holder on all matters on which shareholders generally are entitled to vote. The holders of our Class B ordinary shares do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by all shareholders present in person or represented by proxy, with Class A shareholders and Class B shareholders voting together as a single class. Notwithstanding the foregoing, the holders of our outstanding Class B ordinary shares are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such Class B ordinary shares in a manner that has an adverse effect upon such rights.

Dividend Rights

The holders of our Class B ordinary shares will not participate in any dividends declared by our Board.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Class B ordinary shares are entitled to a ratable amount equal to the capital paid up on such Class B ordinary shares of all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preference shares or any class or series of shares having a preference over our Class B ordinary shares, then outstanding, if any. Our Class B ordinary shares shall not carry any other right to participate in our profits or assets.

Preemptive or Other Rights

The holders of our Class B ordinary shares do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to our Class B ordinary shares.

Issuance and Forfeiture of Class B Ordinary Shares

In the event that any of our outstanding Class B ordinary shares cease to be held directly or indirectly by a holder of an equal amount of units of ProKidney pursuant to the Second Amended and Restated ProKidney Limited Partnership Agreement (the “Post-Combination ProKidney Common Units”), such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional Class B ordinary shares other than in connection with the valid issuance or transfer of Post-Combination ProKidney Common Units in accordance with our governing documents.

Preference Shares

Our Charter provides that the Board has the authority, without further action by the holders of our ordinary shares, to establish one or more series of preference shares where issue of such series of preference shares is considered by the Board not to have an adverse effect upon rights attached to our Class A ordinary shares and Class B ordinary shares. Preference shares may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued shall not exceed the total number of preference shares authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall be stated and expressed in the resolution or resolutions providing for the designation and issue of such preference shares from time to time adopted by the Board pursuant to authority so to do which is expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of preference shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The issuance of preference shares may have the effect of delaying, deferring or preventing a change in control of ProKidney without further action by the shareholders. Additionally, the issuance of preference shares may adversely affect the holders of our ordinary shares by restricting dividends on our Class A ordinary shares, diluting the voting power of our Class A ordinary shares and Class B ordinary shares or subordinating the liquidation rights of our Class A ordinary shares and Class B ordinary shares. As a result of these or other factors, the issuance of preference shares could have an adverse impact on the market price of our Class A ordinary shares. At present, we have no plans to issue any preference shares.

Register of Members

Under Cayman Islands law, the Company must keep a register of members and there will be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Certain Anti-Takeover Provisions of the Charter

Our Charter contains provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board. These provisions could also make it difficult for shareholders to take certain actions, including appointing directors who are not nominated by the members of the Board or taking other corporate actions, including effecting changes in our management. For instance, our Charter does not provide for cumulative voting in the appointment of directors and does provide for a classified board of directors with three-year staggered terms, which could delay the ability of shareholders to change the membership of a majority of the Board. The Board is empowered to appoint a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in our Charter requires that shareholders must comply with certain procedures in order to nominate candidates to the Board or to propose matters to be acted upon at a shareholders’ meeting.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of ProKidney by means of a proxy contest, tender offer, merger or otherwise.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value of the voting shares voted at a shareholder meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect of shareholders, 75% in value of the shareholders or each class of shareholder who attend and vote, either in person or by proxy, at a meeting or meetings convened for that purpose; or (ii) in respect of creditors, a majority in number representing 75% in value of creditors or each class of creditors who attend and vote, either in person or by proxy, at a meeting or meetings convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits

Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of corporate and securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

 We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies

We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual shareholder meeting;

•	an exempted company may issue negotiable or bearer shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our Class A ordinary shares are listed for quotation on the Nasdaq Capital Market, under the symbol “PROK.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

The debt securities (“Debt Securities”) will be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the subsidiary guarantors of such Debt Securities, if any, each a Subsidiary Guarantor, if applicable, and a trustee to be determined, the Trustee. Senior Debt Securities will be issued under a senior indenture (“Senior Indenture”) and Subordinated Debt Securities will be issued under a subordinated indenture (“Subordinated Indenture” and together with the Senior Indenture, the “Indentures”). The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.

The Indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. The following summaries of material provisions of the Debt Securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither Indenture limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that the specific terms of the Debt Securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the Debt Securities:

•	the title of the Debt Securities;

•	the aggregate principal amount and any limit on the aggregate principal amount of the Debt Securities;

•	the currency or units based on or relating to currencies in which Debt Securities are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of Debt Securities in global form, the terms of any global securities and who the depositary will be;

•	whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	whether the Indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to Debt Securities;

•	the denominations in which we will issue Debt Securities, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

•	each date on which the principal of the Debt Securities will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and date interest will begin to accrue, that the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	each place where payments on the Debt Securities will be payable;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the events of default;

•	whether the Debt Securities are convertible into our Class A ordinary shares and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, or original issue discount securities (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which Debt Securities may be convertible into or exchangeable for our Class A ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our Class A ordinary shares or our other securities that the holders of the series of Debt Securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The Indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the Indentures or the Debt Securities, as appropriate, satisfactory in form to the debenture trustee.

Unless we state otherwise in the applicable prospectus supplement, the Debt Securities will not contain any provisions that may afford holders of the Debt Securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of Debt Securities.

Events of Default Under the Indenture

The following are events of default under the Indentures with respect to any series of Debt Securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the Debt Securities of such series or the applicable Indentures, other than a covenant specifically relating to and for the benefit of holders of another series of Debt Securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under any applicable Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all Debt Securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to Debt Securities of any series, the holders of a majority in principal amount of the outstanding Debt Securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities) default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to Debt Securities of that series, have been cured or waived as provided in the applicable Indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of Debt Securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the Indentures, if an event of default under an Indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the Debt Securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the Debt Securities of any series will only have the right to institute a proceeding under the Indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on, the Debt Securities. We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable Indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable Indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the Indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of Debt Securities of any series issued pursuant to such Indenture.

In addition, under the Indentures, the rights of holders of a series of Debt Securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding Debt Securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) may on behalf of the holders of all Debt Securities of that series waive our compliance with provisions of the Indenture. The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all the Debt Securities of such series waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding Debt Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each Indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of Debt Securities of the series;

•	replace stolen, lost or mutilated Debt Securities of the series;

•	duly and punctually pay or cause to be paid amounts owing with respect to the Debt Securities;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the Debt Securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indentures provide that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange or in the applicable Indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If we elect to redeem the Debt Securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities of that series during a period beginning at the opening of 15 business days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture.

Upon an event of default under an Indenture, the debenture trustee under such Indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the Indentures at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any Debt Securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the Debt Securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any Debt Securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated Debt Securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The Indentures do not limit the amount of indebtedness we may incur. The Indentures also do not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our Class A ordinary shares, preference shares and/or Debt Securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our Class A ordinary shares and the number of Class A ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our preference shares, the number of preference shares to be received upon exercise, and a description of that series of our preference shares;

•	if applicable, the exercise price for our Debt Securities, the amount of Debt Securities to be received upon exercise, and a description of that series of Debt Securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the Class A ordinary shares, preference shares and/or Debt Securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our shareholders to purchase our Class A ordinary shares, our preference shares or any of the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, Debt Securities, preference shares, Class A ordinary shares or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the shareholders entitled to the rights distribution;

•	the aggregate number of Class A ordinary shares, preference shares or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether shareholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of Class A ordinary shares, preference shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Class A ordinary shares, preference shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of our Class A ordinary shares, our preference shares one or more Debt Securities, warrants or rights for the purchase of Class A ordinary shares, preference shares and/or Debt Securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Shares,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any Class A ordinary shares, preference shares, debt security, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN MATERIAL U.S. FEDERAL INCOME AND CAYMAN ISLANDS TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

The applicable prospectus supplement may also describe certain Cayman Islands income tax consequences to an investor of acquiring any Securities offered thereunder, including, for investors who are non-residents of the Cayman Islands, whether the payment of dividends or distributions, if any, on the Securities will be subject Cayman Islands non-resident withholding tax.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain matters of U.S. law will be passed upon for us by Davis Polk & Wardwell LLP. Unless the applicable prospectus supplement indicates otherwise, the validity of certain matters of Cayman Islands law including with respect to our Class A ordinary shares and preference shares will be passed on for us by Walkers LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ProKidney appearing in ProKidney’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.prokidney.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 28, 2023, as amended on April 27, 2023;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 11, 2023, August 10, 2023 and November 14, 2023, respectively;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 26, 2023 that are deemed “filed” with the SEC under the Exchange Act;

•	our Current Reports on Form 8-K, filed with the SEC on January 10, 2023, January 19, 2023, February 6, 2023, March 6, 2023, June 16, 2023, June 30, 2023, July 18, 2023, and November 13, 2023;

•	the description of our Class A ordinary shares contained in our registration statement on Form 8-A12B filed June 29, 2021, including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed); and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report, performance graph and the certifications of our chief executive officer and chief financial officer required by Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (included in or accompanying our latest Annual Report on Form 10-K incorporated by reference herein) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to:

ProKidney Corp.

c/o 2000 Frontis Plaza Blvd, Suite 250

Winston-Salem, NC 27103

Attn: Todd Girolamo

Telephone: (336) 999-7028

You may also access these documents on our website, http://www.prokidney.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ProKidney Corp.

Class A Ordinary Shares

Preference Shares

Debt Securities

Warrants

Rights

Units

$500,000,000

PROSPECTUS

       , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following expenses incurred in connection with the sale of the securities being registered will be borne by the registrant. Other than the SEC registration fee and the FINRA filing fee, the amounts stated are estimates.

SEC Registration Fee	$73,800
FINRA filing fee	$*
Legal Fees and Expenses	$*
Accounting Fees and Expenses	$*
Miscellaneous	$*
Total	$*

*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Charter provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index immediately prior the signature page hereto, which Exhibit Index is hereby incorporated by reference into this Item 16 by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii)

of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

(8)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(9)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(10)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

EXHIBIT INDEX

Exhibit Number	Item
1.1**	Form of Underwriting Agreement.

2.1†	Business Combination Agreement, dated as of January 18, 2022, by and between ProKidney Corp. (formerly known as Social Capital Suvretta Holdings Corp. III) and ProKidney LP. (incorporated by reference from Exhibit 2.1 to ProKidney Corp’s Current Report on Form 8-K filed with the SEC on January 21, 2022) (File No. 001-40560).

3.1	Second Amended & Restated Memorandum and Articles of Association of ProKidney Corp. (incorporated by reference from Exhibit 3.1 to ProKidney Corp’s Current Report on Form 8-K filed with the SEC on July 15, 2022) (File No. 001-40560).

4.1*	Form of indenture for senior debt securities and the related form of senior debt security.

4.2*	Form of indenture of subordinated debt securities and related form of subordinated debt security.

4.3**	Form of Warrant Agreement and Warrant Certificate.

4.4**	Form of Rights Agreement and Rights Certificate.

4.5**	Form of Unit Agreement and Unit Certificate.

5.1*	Opinion of Walkers

5.2*	Opinion of Davis Polk & Wardwell LLP

21.1	Subsidiaries of ProKidney Corp. (incorporated by reference from Exhibit 21.1 to Form 10-K filed with the SEC on March 28, 2023) (File No. 001-40560).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Walkers (included in Exhibit 5.1 hereto).

23.3*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2 hereto).

24.1*	Powers of Attorney (included on the signature pages to the registration statement).

25.1***	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2***	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

107*	Filing Fee Table.

*	Filed herewith.

**	To be subsequently filed, if applicable, by an amendment to this registration statement or by a current report on Form 8-K.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

†	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 22, 2023

PROKIDNEY CORP.

By:	/s/ Bruce Culleton
Bruce Culleton
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of ProKidney Corp., hereby severally constitute and appoint Bruce Culleton and James Coulston and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bruce Culleton	Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2023
Bruce Culleton

/s/ James Coulston, CPA	Chief Financial Officer (Principal Financial and Accounting Officer)	November 22, 2023
James Coulston, CPA

/s/ Pablo Legorreta	Chairman	November 22, 2023
Pablo Legorreta

/s/ William F. Doyle	Director	November 22, 2023
William F. Doyle

/s/ Jennifer Fox	Director	November 22, 2023
Jennifer Fox

/s/ José Ignacio Jimenez Santos	Director	November 22, 2023
José Ignacio Jimenez Santos

/s/ Alan M. Lotvin, M.D.	Director	November 22, 2023
Alan M. Lotvin, M.D.

/s/ John M. Maraganore, Ph.D.	Director	November 22, 2023
John M. Maraganore, Ph.D.

/s/ Brian J.G. Pereira, M.D.	Director	November 22, 2023
Brian J.G. Pereira, M.D.

/s/ Uma Sinha, Ph.D.	Director	November 22, 2023
Uma Sinha, Ph.D.